EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of MEI Pharma, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 4th day of February, 2020.

UBS ONCOLOGY IMPACT FUND L.P.		ONCOLOGY IMPACT FUND (CAYMAN)
MANAGEMENT L.P.
By:	Oncology Impact Fund (Cayman) Management L.P,
	its General Partner	By:	MPM Oncology Impact Management LP,
its General Partner

By:	MPM Oncology Impact Management LP,	By:	MPM Oncology Impact Management GP LLC,
	its General Partner		its General Partner

By:	MPM Oncology Impact Management GP LLC,	By:	/s/ Ansbert Gadicke
	its General Partner		Name: Ansbert Gadicke
Title: Managing Director
By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
Title: Managing Director

MPM ONCOLOGY IMPACT MANAGEMENT LP		MPM ONCOLOGY IMPACT MANAGEMENT GP LLC

By:	MPM Oncology Impact Management GP LLC,
	its General Partner	By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke
By:	/s/ Ansbert Gadicke		Title: Managing Director
Name: Ansbert Gadicke
Title: Managing Director